UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2010

TRIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34828	20-1320630
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101

San Diego, CA

(Address of principal executive offices)

92121

(Zip code)

(858) 452-0370

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Base Salary Increases

On November 3, 2010, the Compensation Committee of our Board of Directors approved increases in base salary for our executive officers, effective as of November 9, 2010. The following table sets forth the annual base salaries of our named executive officers as of November 9, 2010:

Name	Base Salary
Jeffrey Stein, Ph.D.	$410,000
John P. Schmid	$275,000
Philippe Prokocimer, Ph.D.	$330,000
Kenneth Bartizal, Ph.D.	$290,000
John Finn, Ph.D.	$285,000

The base salaries described in the table above were adjusted to realign the base salaries of our named executive officers with current market levels after taking into account individual responsibilities, performance and experience.

Executive Officer Stock Option Grants

On November 3, 2010, the Compensation Committee also approved the grant of stock options to our executive officers. The stock options granted to each executive officer consisted of a base stock option grant and a one-time stock option grant. The base stock option grants were provided to realign the overall equity compensation of our executive officers with current market levels after taking into account individual responsibilities, performance and experience, and are intended to provide additional long-term retention incentive for the continuation of service of our executive officers. The one-time stock option grants were provided in recognition of extraordinary services to our company and are subject to a shorter vesting schedule than the base stock options. The following table sets forth the number of shares underlying the base stock option grants and one-time stock option grants:

Name	Base Stock Option	One-Time Stock Option
Jeffrey Stein, Ph.D.	170,000	30,000
John P. Schmid	40,000	35,000
Philippe Prokocimer, Ph.D.	40,000	10,000
Kenneth Bartizal, Ph.D.	30,000	10,000
John Finn, Ph.D.	40,000	10,000

The stock options described above (i) were granted effective as of November 3, 2010 pursuant to our 2010 Equity Incentive Plan, (ii) terminate ten years after November 3, 2010 or earlier in the event the optionholder’s service to us is terminated and (iii) have an exercise price per share of $3.50, the closing price of our common stock as reported on the Nasdaq Stock Market on November 3, 2010. Subject to each optionholder’s continued service to us, 1/48th of the shares of common stock subject to the base stock options will vest monthly over four years from November 1, 2010. In addition, subject to each optionholder’s continued service to us, 1/12th of the shares of common stock subject to the one-time stock options will vest monthly over one year from November 1, 2010.

Executive Officer Incentive Cash Bonuses

Our Compensation Committee typically reviews our executive officers’ performance individually and as a group on an annual basis to determine discretionary cash bonuses based upon such performance. Actual incentive cash bonuses paid are solely at the discretion of the Compensation Committee and are based upon the Compensation Committee’s determination of corporate and, as applicable, individual performance. As a result of our recent initial public offering process, the Compensation Committee delayed the award of discretionary bonuses for 2009. Based upon the Compensation Committee’s determination of the performance of our executive officers, individually and as a group, and the overall success of our company, on November 3, 2010, the Compensation Committee approved incentive cash bonuses for 2009 and 2010 for each of our executive officers, which consisted of a 2009-10 bonus designed to compensate each executive officer for his or her performance and achievements during 2009 and 2010, and in some cases an additional one-time bonus in recognition of extraordinary services to our company. The incentive cash bonuses approved by the Compensation Committee for each named executive officer were as follows:

Name	2009-10 Bonus	One-Time Bonus
Jeffrey Stein, Ph.D.	$142,000	$40,000
John P. Schmid	$75,000	$25,000
Philippe Prokocimer, Ph.D.	$80,000	$—
Kenneth Bartizal, Ph.D.	$73,000	$—
John Finn, Ph.D.	$68,000	$23,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trius Therapeutics, Inc.

Dated: November 9, 2010	By:	/S/ MICHAEL MORNEAU
	Name:	Michael Morneau
	Title:	Vice President Finance and Chief Accounting Officer

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